UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 27, 2015
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Explanatory note: This report is being filed to incorporate the following into the Registration Statement on Form S-3 (Registration No. 333-203498) and the Registration Statement on Form S-3 (Registration No. 333-203502), each of which was filed by Sun Communities, Inc. (the “Company”) on April 17, 2015, and each of which became effective on that date:

In contemplation of the Company’s previously disclosed acquisition of the American Land Lease portfolio of 58 manufactured home communities, on July 30, 2014, the Company, and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), entered into a First Amendment (the “Amendment”) to the Rights Agreement dated as of June 2, 2008 (the “Rights Agreement”), between the Company and the Rights Agent, which increased the triggering threshold solely with respect to Green Courte Real Estate Partners, LLC, GCP REIT II, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., GCP REIT III, Randall K. Rowe and their respective affiliates and associates from 15% to 20% of the aggregate voting power of all outstanding shares of the Company’s common stock on a fully diluted basis.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is incorporated as an exhibit into this report and the terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description	Method of Filing
4.1	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A.	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: April 27, 2015	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A.	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014